SRC VISION, INC.
                        INCENTIVE STOCK OPTION AGREEMENT


     THIS AGREEMENT is made as of the ____ day of _______________ 19__ by and between SRC VISION, INC. (the "Company"), and ___________________________
("Optionee").

                                  R E C I T A L

     Pursuant to the SRC VISION, INC. 1997 Stock Option Plan (the "Plan"), the Administrator (the "Administrator") has authorized the granting to Optionee of an incentive stock option to purchase the number of shares of Common Stock of the Company specified in Paragraph 1 hereof, at the price specified therein, such option to be for the term and upon the terms and conditions hereinafter stated.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the promises and of the undertakings of the parties hereto contained herein, it is hereby agreed:

     1. Number of Shares; Option Price. Pursuant to said action of the Administrator, the Company hereby grants to Optionee the option ("Option") to purchase subject to the terms and conditions of the Plan, ______________ shares of Common Stock of the Company ("Shares") at the price of $______ per share.

     2. Terms. This Option shall expire on the day before the tenth (10th) anniversary (fifth anniversary if Optionee owns more than 10% of the voting stock of the Company, a Parent or a Subsidiary on the date of this Agreement) of the date hereof unless such Option shall have been terminated prior to that date in accordance with the provisions of the Plan or this Agreement. The term "Subsidiary" herein means a subsidiary corporation, as such term is defined in the Plan.

     3. Shares Subject to Exercise. Shares subject to exercise shall be 100% on or after the ninth anniversary of the date hereof. Notwithstanding the vesting schedule in the preceding sentence, (A) upon completion of an initial public offering of the Company's Common Stock or securities convertible into Common Stock (the "IPO"), vesting shall be accelerated so that 100% shall become vested on the third (3rd) anniversary of the IPO; and (B) if the Company, or its parent company (currently ARC Capital) consummates an agreement to sell a majority of the Company's business or assets, or merge ("Sale") with another entity that is not at least 50% owned by its parent company or other affiliated entity owned by its parent company, 100% of the Shares shall immediately become vested; provided, however, that Optionee remains an employee of the Company at the time of vesting. All Shares shall thereafter remain subject to exercise for the term specified in Paragraph 2 hereof, provided that Optionee is then and has continuously been in the employ of the Company, a Parent or a Subsidiary, subject, however, to the provisions of Paragraph 5 hereof.

     4. Method and Time of Exercise. The Option may be exercised by written notice delivered to the Company stating the number of shares with respect to which the Option is being exercised, together with cash or by delivery by the Optionee of Common Stock already owned by the Optionee, for all or part of the aggregate exercise price of the shares as to which the Option is being exercised, provided that the Fair Market Value of such Common Stock is equal on the date of exercise to the aggregate exercise price of the shares as to which the Option is being exercised. In this regard, consecutive book-entry exercises, or so-called pyramiding, shall be permitted in the discretion of the Administrator. At the time an Option is granted or exercised, the Administrator, in its discretion, may authorize one or more of the following additional methods of payment:

          (a) acceptance of the Optionee's full recourse promissory note for a portion of the aggregate exercise price of the shares as to which the Option is being exercised, payable on such terms and bearing such interest as determined by the Administrator, which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of Common Stock so acquired); provided, however, that not less than the aggregate par value of the shares of Common Stock to be issued shall be paid in cash;

          (b) any other property, so long as such property constitutes valid consideration under Applicable Laws for the shares as to which the Option is being exercised and is surrendered in good form for transfer; and

          (c) by means of so-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board.

     Any shares of Common Stock used to exercise an option must have been held by the Optionee for at least six months prior to exercise unless the Administrator in its sole and absolute discretion permits shares of Common Stock with a shorter holding period to be used. Not less than 100 shares may be purchased at any one time unless the number purchased is the total number purchasable under such Option at the time. Only whole shares may be purchased.

     5. Withholding. In the event that this Option shall lose its qualification as an incentive stock option, irrespective of the form of payment of the exercise price of this Option, the delivery of shares pursuant to the exercise of this Option shall be conditioned upon payment by the Optionee to the Company of amounts sufficient to enable the Company to pay all federal, state, and local withholding taxes applicable, in the Company's judgment, to the exercise. In the sole discretion of the Administrator, such payment to the Company may be effected through (a) the Company's withholding from the number of shares of Common Stock that would otherwise be delivered to the Optionee by the Company on exercise of this Option a number of shares of Common Stock equal in value (as determined by the Fair Market Value of Common Stock on the date of exercise) to the aggregate withholding taxes, (b) payment by the Optionee to the Company of the aggregate withholding taxes in cash, (c) withholding by the Company from other amounts contemporaneously owed by the Company to the Optionee, or (iv) any combination of these three methods.

     6. Exercise on Termination of Employment. If Optionee shall cease to be employed by the Company or a Subsidiary, Optionee's right, if any, to exercise his options will be limited to installments accrued under Paragraph 3 hereof on the date of termination (unless the Administrator accelerates the exercisability of the Option pursuant to Section 7.1(b) of the Plan) and will be governed by
Section 7 of the Plan. The maximum period permissible for an incentive stock option under Section 7 in the absence of Administrator action shall apply for each type of termination of employment described therein unless the Administrator has made other provision herein.

     7. Nontransferability. This Option may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised only by Optionee during his lifetime and after his death, by his representative or by the person entitled thereto under his will or the laws of intestate succession.

     8. Optionee Not a Shareholder. Optionee shall have no rights as a shareholder with respect to the Common Stock of the Company covered by the Option until the date of issuance of a stock certificate or stock certificates to him upon exercise of the Option. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued, except as provided in Section 9 of the Plan.

     9. No Right to Employment. Nothing in this Option shall confer upon the Optionee any right to continue in the employ of the Company or to continue to perform services for the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company to discharge or terminate any officer, director, employee, independent contractor or consultant at any time for any reason whatsoever, with or without good cause.

     10. Modification and Termination. The rights of Optionee are subject to modification and termination in certain events as provided in Sections 7 and 9 of the Plan.

     11. Restrictions on Sale of Shares. Optionee represents and agrees that, upon his exercise of the Option in whole or in part, unless there is in effect at that time under the Securities Act of 1933 a registration statement relating to the shares issued to him, he will acquire the shares issuable upon exercise of this Option for the purpose of investment and not with a view to their resale or further distribution, and that upon each exercise thereof he will furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. Optionee agrees that any certificates issued upon exercise of this Option may bear a legend indicating that their transferability is restricted in accordance with applicable state or federal securities law. Any person or persons entitled to exercise this option under the provisions of Paragraphs 5 and 6 hereof shall, upon each exercise of the option under circumstances in which Optionee would be required to furnish such a written statement, also furnish to the Company a written statement to the same effect, satisfactory to the Company in form and substance.

     12. Plan Governs. This Agreement and the Option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan, as it may be construed by the Administrator. It is intended that this option shall qualify as an incentive stock option as defined by Section 422 of the Code, and this Agreement shall be construed in a manner which will enable this Option to be so qualified. Optionee hereby acknowledges receipt of a copy of the Plan.

     13. Notices. All notices to the Company shall be addressed to the Administrator at the principal office of the Company at 2067 Commerce Drive, Medford, Oregon 97504, and all notices to Optionee shall be addressed to Optionee at the address of Optionee on file with the Company or its
Subsidiaries, or to such other address as either may designate to the other in writing. A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid, with the United States Postal Service. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to Optionee or to the Administrator (as the case may be).

     14. Sale or Other Disposition. Optionee understands that, under current law, beneficial tax treatment resulting from the exercise of this Option will be available only if certain requirements of the Code are satisfied, including without limitation, the requirement that no disposition of Shares acquired pursuant to exercise of this Option be made within two years from the grant date or within one year after the transfer of Shares to him or her. If Optionee at any time contemplates the disposition (whether by sale, gift, exchange, or other form of transfer) of any such Shares, he or she will first notify the Company in writing of such proposed disposition and cooperate with the Company in complying with all applicable requirements of law, which, in the judgment of the Company, must be satisfied prior to such disposition. In addition to the foregoing, Optionee hereby agrees that if Optionee disposes (whether by sale, exchange, gift, or otherwise) of any Shares acquired by exercise of this Option within two years of the grant date or within one year after the transfer of such Shares to Optionee upon exercise of this Option, then Optionee shall notify the Company of such disposition in writing within 30 days from the date of such disposition. Said written notice shall state the date of such disposition, and the type and amount of the consideration received for such Share or Shares by Optionee in connection therewith. In the event of any such disposition, the Company shall have the right to require Optionee to immediately pay the Company the amount of taxes (if any) which the Company is required to withhold under federal and/or state law as a result of the granting or exercise of the Option and the disposition of the Shares.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                                    SRC VISION, INC.


                                                    By__________________________


                                                    OPTIONEE


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                                                            (Signature)


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                                                      (Typed or Printed Name)


                                                    Address:

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